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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 6, 2000

                            USTMAN TECHNOLOGIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

         California                0-16011                  95-2873757
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         (State or other         (Commission              (IRS Employer
         jurisdiction of         File Number)           Identification No.)

                                   formation)

               12265 W. Bayard Ave. , No. 110, Lakewood, Co. 80228
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 986-8011
                                                                 --------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





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Item 5.           Other Events.

                           On June 6, 2000, USTMAN Technologies, Inc. (the
                  "Company") entered into a letter of intent with Danaher Corporation ("Danaher"), pursuant to which the Company agreed to sell substantially all of its assets to Veeder-Root Company, a wholly-owned subsidiary of Danaher, or one of Danaher's other wholly-owned affiliates, for $17.35 million in cash. The Company presently intends on using the proceeds from the sale to re-pay indebtedness, pay transaction expenses and partially pay the liquidation preference of its Series A Preferred Stock. As a consequence, it is not presently anticipated that there will be any funds available for distribution to common stockholders.

Item 7.  Financial Statements and Exhibits

                  The following are filed as Exhibits to this Current Report on Form 8-K:

                  1.      Press Release issued by the Company on June 6, 2000;

                  2. Letter of Intent by and between the Company and Danaher Corporation dated June 6, 2000.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                            USTMAN TECHNOLOGIES, INC.



                                             By:     /s/  Dan R. Cook
                                                     -----------------------
                                                     Dan R. Cook, President

Dated: June 12, 2000

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